UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2009

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure

Eagle Bulk Shipping Inc. (the "Company") hereby reported the following recent operational developments:

On February 10, 2009 the Company settled its foreign exchange swap transactions and will receive approximately $13.7 million in cash. These swap transactions related to the remaining three Supramax vessel newbuildings being built at IHI Marine United in Japan under contracts at a delivered price of approximately 3.7 billion yen per vessel. The Company expects to take delivery of one vessel, Stellar Eagle in March 2009. The other two vessels, Golden Eagle and Imperial Eagle are expected to be delivered in the first quarter of 2010.

The Company has chartered the Jaeger in December 2008 for one year at an average daily rate of approximately $10,100 based on a charter rate of $5,000 per day for the first 50 days and $11,000 per day for the balance of the year.

The Company has taken delivery in January 2009 of its second Japanese newbuilding from IHI Marine United, the Crested Eagle. The vessel has commenced a one year charter at $10,500 per day with charterer’s option to extend for a second year at $12,500 per day, including a 50/50 profit-sharing and Eagle’s option to convert the charter to a fixed rate contract based on the forward Imarex curve for the balance of the period.

The Company has chartered the Tern in January 2009 for one year at $8,500 per day.

The Company has chartered the Peregrine for one year at $8,500 per day with charterer’s option to extend for second year at $10,500 per day, including a 50/50 profit-sharing and Eagle’s option to convert the charter to a fixed rate contract based on the forward Imarex curve for the balance of the period. This charter also commenced in January.

Kestrel I is currently undertaking two short term time charters in order to position the vessel to China where she will undergo a scheduled drydocking in April. The average charter rate is approximately $15,250 per day.

Gross revenue for the 2008 is expected to be approximately $195.0 million.  The fleet utilization rate for the year was approximately 99.5%.

General and administrative expenses for 2008 are expected to be approximately $23.4 million plus non-cash compensation expense of approximately $11.1 million.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the Securities and Exchange Commission (the “SEC”) and not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC. (registrant)

Dated: February 11, 2009	By:	/s/ Alan S. Ginsberg
	Name:	Alan S. Ginsberg
	Title:	Chief Financial Officer

SK 25083 0001 964867